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                                                                    EXHIBIT 99.1


[MDI TECHNOLOGIES, INC. LOGO]

                                        RE: MDI TECHNOLOGIES
                                        940 WEST PORT PLAZA DRIVE
                                        SUITE 100
                                        ST. LOUIS, MISSOURI 63146


FOR FURTHER INFORMATION:

AT THE COMPANY:           IN CANADA:                AT FINANCIAL RELATIONS BOARD:
Todd Spence               Zak Dingsdale             Diane Hettwer
President & CEO           Tangent Management        Financial Relations Board
314-439-6400              604-642-0115              312-640-6760
tas@mditech.com           zdingsdale@telus.net      dhettwer@financialrelationsboard.com


FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 27, 2005

                 MDI TECHNOLOGIES REPORTS FIRST QUARTER RESULTS

o First quarter EPS of $0.04 vs. $0.05 in Q1 2004
o Recurring Revenues up sequentially and year over year
o License fees lower vs year ago but up over Q4 2004
o Operating margins improve significantly over Q4 2004
o Cash increases on balance sheet, even after dividend payment

ST. LOUIS, MO, APRIL 27, 2005--MDI TECHNOLOGIES  (OTC BB: MDTI, TSX:
MDD.U), a leading provider of clinical and accounting software and support to the long-term healthcare industry, today reported results for the first quarter ended March 31, 2005.

Revenues for the first quarter of $2.5 million compared with $2.7 million for the same quarter in 2004. ASP and support revenues increased 6 percent over the prior year period, but shrinkwrap (license) fees declined nearly 30 percent over the same period. License fees in the first quarter of 2004 benefited from the addition of two very large contracts. In contrast to license sales which are recognized in full, rental fees are recognized over the term of the contract. Both license fees and rentals are accompanied by recurring monthly support fees.

Net income for the first quarter 2005 was $449,050, or $0.04 per fully diluted share, compared with $577, 276, or $0.05 for the prior year's quarter. The results in both periods were fully taxed.

Operating expenses for the first quarter were up less than 2 percent over the prior year period. Operating profit margins of 26 percent improved significantly over the 17 percent reported in the fourth quarter of 2004, a period in which the company incurred additional legal and administrative expenses. During the first quarter of 2005, a copyright infringement case brought


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against a former client was successfully settled, for which the company expects to receive payments totaling $380,000. The first payment of approximately $67,000 was received and reported as other income in the first quarter.

BALANCE SHEET

Cash and equivalents at the end of the first quarter totaled $2.1 million, an increase of $144,571 from the fourth quarter of 2004, despite a dividend payment of $576,914. Days sales outstanding (DSO) for the first quarter ended at 26 days compared with 32 days in the prior year period and 32 days at December 31, 2004. The company has no long-term debt.

OUTLOOK

President and CEO Todd Spence commented, "We knew that comparisons to last year's first quarter were going to be tough. However, we did succeed in continuing to building license fees. At the same time, I feel that we can execute better on generating recurring revenues. That will be our focus in the coming months. These incremental revenues can significantly improve our operating margins from current levels."

Spence added, "The market environment remains strong, along with the level of competition. Working from our strong base in the upper Midwest, we are introducing our slate of new software products to potential customers throughout the entire Midwest region, as well as select West Coast markets. Based on the first quarter results and our prospective pipeline, we remain on track to increase total revenues for the year by 7 to 10 percent and net income per share by more than 20 percent. Our business does not require a lot of incremental capital to support growth. Therefore, we would also anticipate an increase in our cash position throughout the year, excluding major project investments or acquisitions."

CONFERENCE CALL

MDI Technologies will host a conference call at 4:00 Eastern Time on Wednesday, April 27, 2005 to discuss the first quarter results. To participate on the call, please dial 1-800-257-6566 or 303-262-2051 prior to the start time. A replay will be available for seven days following the live call and can be accessed by dialing 1-800-405-2236 or 303-590-3000 and entering passcode 11028594.

ABOUT MDI TECHNOLOGIES, INC.

MDI Technologies, Inc. is a leading provider of clinical and accounting software and support to the U. S. long-term healthcare industry. The company offers a modular suite of software products consisting of fully integrated clinical care and accounting modules, which is designed to allow a long-term care provider the ability to monitor and assess the medical condition of each of its residents, while maintaining accurate record keeping and compliance with government and other regulatory agencies.


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FORWARD-LOOKING STATEMENTS

Certain statements contained herein with respect to factors which may affect future earnings, including management's beliefs and assumptions based on information currently available, are forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements that are not historical facts involve risks and uncertainties, and results could vary materially from the descriptions contained herein. For more details on risk factors, see the Company's Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and other filings with the Securities and Exchange Commission.




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                      MDI TECHNOLOGIES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                For the three months ended
                                                         March 31,
                                                 2005                  2004
                                                 ----                  ----
Revenues
ASP and Support Revenues                     $  1,671,455          $  1,573,816
License Fees                                      783,913             1,107,543
Training                                           74,414                85,101
                                             ------------          ------------
                                                2,529,782             2,766,460

Operating Expenses
Operations and Tech Support                       610,623               542,369
Sales and Marketing                               484,409               471,062
Engineering                                       167,898               173,736
General and Administrative                        606,970               650,532
                                             ------------          ------------
                                                1,869,900             1,837,699

Operating Income                                  659,882               928,761

Other Income (Expense)
Interest Expense                                        0                (1,062)
Interest Income                                    11,198                 3,392
Other                                              52,970                     0
                                             ------------          ------------
  Total                                            64,168                 2,330

Income Before Taxes                               724,050               931,091
(Tax Provision) Benefit                          (275,000)             (353,815)
                                             ------------          ------------
Net Income                                   $    449,050          $    577,276
                                             ============          ============

EPS - Basic                                  $       0.04          $       0.05
EPS - Diluted                                $       0.04          $       0.05

Weighted avg shares:
  Basic                                        11,434,977            11,582,075
  Diluted                                      11,723,703            12,037,814
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                      MDI TECHNOLOGIES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                                                  March 31,           Dec. 31,
                                                    2005                2004
                                                 -----------        -----------
ASSETS
Current Assets
Cash                                             $ 2,107,843        $ 1,963,272
Accounts receivable - net                            906,002            816,826
Other current assets                                 184,227            179,021
                                                 -----------        -----------
 Total Current Assets                              3,198,072          2,959,119

Property and Equipment, net                          544,825            561,136
Intangibles, net                                     629,165            654,600
Other Assets                                         713,282            685,668
                                                 -----------        -----------
 Total Assets                                    $ 5,085,344        $ 4,860,523
                                                 ===========        ===========

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses            $   725,649        $   562,018
Deferred revenue                                     253,577            312,680
                                                 -----------        -----------
 Total Current Liabilities                           979,226            874,698

Deferred tax liability                               253,330             25,428
Deferred compensation liability                       85,691             84,677
Stockholders' Equity                               3,767,097          3,875,720
                                                 -----------        -----------
Total Liabilities and Equity                     $ 5,085,344        $ 4,860,523
                                                 ===========        ===========


                                                  March 31,          Dec. 31,
                                                    2005               2004
                                                 -----------        -----------
CASH FLOW SUMMARY

Net Income                                       $   449,050        $   577,276
 Other operating adjusments
  Deferred taxes                                     277,902                  0
  Other (AR, AP, Dep'n, Amort)                         9,746            377,374
                                                 -----------        -----------
Cash Provided by Operations                          736,698            954,650

Equipment purchases                                  (27,564)           (99,194)
Capitalized software costs                           (27,614)          (125,329)
Horizon payments                                           -            (48,000)
                                                 -----------        -----------
Cash Used in Investing Activities                    (55,178)          (272,523)

Payments on long-term debt                                 0            (22,694)
Dividend payment                                    (576,914)                 0
Repurchase of Shares                                 (23,035)          (514,300)
Options/warrants exercised                            63,000            113,096
                                                 -----------        -----------
Cash Used in Financing Activities                   (536,949)          (423,898)
                                                 -----------        -----------
Increase in cash                                     144,571            258,229
Cash beginning of period                           1,963,272          2,239,005
                                                 -----------        -----------
Cash end of period                                 2,107,843          2,497,234
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